UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2024

NN, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39268	62-1096725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6210 Ardrey Kell Road, Suite 120
Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

(980) 264-4300
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01	NNBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ABL Credit Agreement
On December 30, 2024, NN, Inc., a Delaware corporation (the “Company”) closed on a new asset backed credit facility (the “ABL Facility”). The ABL Facility is governed by a Credit Agreement (the “ABL Credit Agreement”) by and among the Company, certain Company subsidiaries, the lenders party thereto, and PNC Bank, National Association, as administrative agent for the lenders.
Amount. The ABL Credit Agreement provides for a senior secured revolving credit facility in the amount of $50 million, of which $15 million will be available in the form of letters of credit and $5.0 million will be available for the issuance of short-term swingline loans. The ABL Credit Agreement allows the Borrower to request the establishment of one or more additional revolving commitments in an aggregate amount of up to $15.0 million subject to specified terms and conditions. The availability of credit under the ABL Facility is limited by a borrowing base, which is 85% of the eligible accounts receivable of the Company and its subsidiaries plus up to 90% of eligible investment grade receivables and 90% of the eligible insured receivables, plus the lesser of (a) up to 75% of the eligible inventory and (b) up to 90% of the net orderly liquidation value of eligible inventory, less the undrawn amounts under outstanding letters of credit and reserves established by the administrative agent, all as defined in the ABL Credit Agreement.
Interest. The interest rate is (1) the highest of (i) the Base Rate and (ii) the sum of the Overnight Bank Funding Rate plus 0.50% and (iii) the sum of Daily Simple SOFR plus 1.0%, or (2) the one, three or six month Term SOFR Rate plus 1.50%, plus a SOFR adjustment of 0.10%, all as defined in the ABL Credit Agreement.
Maturity. The final maturity date of the ABL Credit Agreement is the earlier to occur of (a) December 30, 2029 and (b) the date that is 90 days prior to the maturity date of the Company’s existing term loan by and between the Company, certain of the Company’s subsidiaries, and Oaktree Fund Administration, LLC (the “Term Loan Agent”) dated as of March 22, 2021, as amended (the “Term Loan Agreement”).
Financial Covenant. The ABL Credit Agreement requires the Company to have a Fixed Charge Coverage Ratio (as defined in the ABL Credit Agreement) of not less than 1.0 to 1.0 at any time when the Undrawn Availability (as defined in the ABL Credit Agreement) of the Borrower for 30 consecutive days is less than 12.50% of the revolving commitments.
General New Facility Terms
Guarantee and Security. The Company’s obligations under the ABL Facility are guaranteed by each of the Company’s direct and indirect, existing and future material, domestic subsidiaries, subject to customary exceptions and limitations. The ABL Facility is secured by a perfected lien over substantially all of the Company’s and each guarantor’s assets, subject to certain customary exceptions.
General Terms and Covenants. The ABL Credit Agreement includes customary representations, warranties and negative and affirmative covenants, as well as customary events of default and certain cross default provisions that could result in acceleration of the ABL Credit Agreement.
Fifth Amendment to Term Loan Agreement
In connection with the ABL Facility, the Company and certain of the Company’s subsidiaries entered into that certain Amendment No. 5 To Term Loan Credit Agreement, dated December 30, 2024, with the Term Loan Agent (the “Fifth Amendment”). The Fifth Amendment increases the Domestic Liquidity (as defined in the Term Loan Credit Agreement) requirements and amends certain definitions and other terms in the Term Loan Agreement related to the ABL Facility.
The foregoing summaries of the ABL Credit Agreement and the Fifth Amendment are qualified in their entirety by reference to the full text of (i) the ABL Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and (ii) the Fifth Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

ITEM 1.02    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
On December 30, 2024, the Company terminated its existing $50.0 million asset backed credit facility (as amended from time to time) dated March 22, 2021, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 7.01    REGULATION FD DISCLOSURE
On January 2, 2025, the Company issued a press release announcing the new ABL Agreement. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.
Pursuant to the rules and regulations of the SEC, the information furnished pursuant to Item 7.01 of this Current Report (including Exhibit 99.1) is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
 (d)    Exhibits.

Exhibit No.	Description of Exhibit
10.1
Revolving Credit and Security Agreement, dated as of December 30, 2024, by and among NN, Inc., certain subsidiaries of NN, Inc., the lenders party thereto and PNC Bank, National Association., as administrative agent.

10.2
Amendment No. 5 to Term Loan Credit Agreement, dated as of December 30, 2024, by and between NN, Inc., certain subsidiaries of NN, Inc. and Oaktree Fund Administration, LLC, as administrative agent and collateral agent.

99.1	Press Release issued by NN, Inc., dated January 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 2, 2025

NN, INC.

By:	/s/ Christopher H. Bohnert
Name:	Christopher H. Bohnert
Title:	Senior Vice President and Chief Financial Officer